ATTACHMENT FOR QUESTION 77D.
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Adoption of consistent maturity language for longer-term funds with following:
"We expect the Fund's dollar-weighted average effective maturity to be greater than 5 years and less than 20 years."
CA TAX-FREE
COLORADO TAX-FREE
MUNICIPAL BOND
MINNESOTA TAX-FREE
NATIONAL TAX-FREE
NEBRASKE TAX-FREE
WISCONSIN TAX-FREE
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Added 20% federal AMT restriction language to the following municipal income funds:
ULTRA SHORT-TERM MUNICIPAL INCOME
SHORT-TERM MUNICIPAL
MUNICIPAL BOND
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Disclose across each Fund with "Tax-Free" in its name that "at least 80%
tax-free income" included being exempt from federal AMT
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Remove disclosure of up to 25% of total assets in securities of related issuers or in securities of any one issuer
COLORADO TAX-FREE
MINNESOTA TAX-FREE
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NATIONAL LIMITED TAX-FREE
Under normal circumstances,we expect the Fund's dollar-weighted average effective maturity to be between 1 and 5 years.
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SHORT-TERM MUNICIPAL BOND
Under normal circumstances,we expect the Fund's dollar-weighted average effective maturity to be 3 years or less.
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ULTRA SHORT TERM MUNICIPAL INCOME
Under normal circumstances,we expect the Fund's dollar-weighted average effective maturity to be 1 year or less.
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INTERMEDIATE TAX-FREE FUND
Under normal circumstances,we expect the Fund's dollar-weighted average effective maturity to be between 3 and 10 years
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CALIFORNIA LIMITED-TERM TAX-FREE FUND
REMOVED the average expected duration of the Fund's portfolio will be from 1 to 5 years
ADDED: We expect the Fund's average effective maturity to be between 2 and 7 years.
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NATIONAL LIMITED-TERM TAX-FREE FUND
o MODIFIED Investment Objective
FORMER:  Seeks current income exempt from federal income taxes
NEW: Seeks current income exempt from federal income tax consistent with capital preservation
REMOVED: Up to 25% of total assets in securities of issuers located in the same state or in related issuers
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CALIFORNIA TAX-FREE FUND
o MODIFIED Investment Objective
FORMER: Seeks to provide investors with a high level of current income exempt from federal income tax and California individual income tax while preserving capital, by investing in intermediate- to long-term investment-grade municipal securities
NEW: Seeks current income exempt from federal income tax and California individual income tax
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COLORADO TAX-FREE FUND
o MODIFIED Investment Objective
FORMER: Seeks a high level of current income exempt from federal income tax and Colorado individual income tax consistent with the preservation of capital
NEW: Seeks current income exempt from federal income tax and Colorado individual income tax
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MINNESOTA TAX-FREE FUND
o MODIFIED Investment Objective
FORMER: Seeks a high level of current income exempt from federal income tax and Minnesota individual income tax, without assuming undue risk
NEW: Seeks current income exempt from federal income tax and Minnesota individual income tax
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WISCONSIN TAX-FREE
o MODIFIED Investment Objective
FORMER: Seeks a high level of current income exempt from federal income tax and Wisconsin individual income tax, without assuming undue risk
NEW: Seeks current income exempt from federal income tax and Wisconsin individual income tax
REMOVED: Restriction of up to 25% of total assets in industrial development bonds
ADDED: Our investment holdings may include municipal securities issued by the
State of Wisconsin....OR ANY OTHER STATE THAT WOULD BE EXEMPT FROM WISCONSIN
taxes
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